Exhibit 21.1

                   Direct Subsidiary of Mikron Infrared, Inc.

             Name                   Jurisdiction             Percent Owned
             ----                   ------------             -------------

Mikron Europe GmbH                     Germany                    100%

                    Direct Subsidiaries of Mikron Europe GmbH

             Name                   Jurisdiction             Percent Owned
             ----                   ------------             -------------

IMPAC Electronic GmbH                  Germany                    100%

infra sensor Spezialpyrometer
GmbH                                   Germany                    100%

INFRAPOINT Messtechnik
GmbH                                   Germany                    100%

IMPAC France, Sarl                     France                     100%

IMPAC Infrared Ltd.                United Kingdom                 100%

IMPAC Systems GmbH                     Germany                     90%


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